Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Shenzhen China Merchants Big Sky Network Ltd.


We consent to the use in this Amendment No. 6 to the Registration Statement No. 333-51342 of China Broadband Corp. on Form S-1 of our report on the financial statements of Shenzhen China Merchants Big Sky Network Ltd. dated February 19, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/DELOITTE TOUCHE TOHMATSU
DELOITTE TOUCHE TOHMATSU
Certified Public Accountants
Hong Kong
August 27, 2001